SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2007

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 303 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

On November 19, 2007, the Earth Biofuels, Inc. (the “Company”) Board of Directors authorized a stock repurchase program of up to twelve million (12,000,000) issued and outstanding shares of the Company's common stock for a period of 6 months ending June 3, 2008, commencing on Monday, December 3, 2007.

The Company's repurchase of its shares under the program will be made from time to time during the 6 month period, at the sole discretion of the Company's management after consideration of relevant factors such as the historical and current market price of the stock, the nature of other investment opportunities or growth projects, available cash flows from the Company's operations, general economic conditions and other factors deemed appropriate. The program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated for any reason at any time without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date: November 20, 2007	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer

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